Exhibit 99.1

W. P. Carey Inc. to Issue €350 Million of Senior Unsecured Notes in Private Placement Offering

New York, NY – Sept. 1, 2022 – W. P. Carey Inc. (W. P. Carey, NYSE: WPC), announced today that it has entered into a note purchase agreement to issue:

•	€150 million of fixed rate senior unsecured notes with a 7-year term maturing on September 28, 2029, and an interest rate of 3.41% in a private placement offering; and

•	€200 million of fixed rate senior unsecured notes with a 10-year term maturing on September 28, 2032, and an interest rate of 3.70% in a private placement offering.

W. P. Carey anticipates funding to occur on or about September 28, 2022, and intends to use the net proceeds from the issuance of the notes primarily to reduce amounts outstanding under its unsecured revolving credit facility, but may also use them to refinance existing indebtedness, fund potential acquisitions, developments and investment opportunities, or for general corporate purposes.

The notes are expected to be sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The notes have not been and will not be registered under the Securities Act or any state or other jurisdiction's securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction where, or to any person to whom, the offer, solicitation, or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $25 billion and a diversified portfolio of operationally critical commercial real estate. Having completed its merger with CPA:18 on August 1, 2022, W. P Carey’s portfolio includes 1,390 net lease properties covering approximately 170 million square feet and a portfolio of 84 self-storage operating properties (on a combined company basis as of June 30, 2022 and after certain planned dispositions of CPA:18 properties). For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the closing of the offering. These statements are based on the current expectations of our management and are subject to change. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the Securities and Exchange Commission (the “SEC”) and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A. Risk Factors in W. P. Carey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:

Peter Sands

1 (212) 492-1110

institutionalir@wpcarey.com

Individual Investors:

W. P. Carey Inc.

1 (212) 492-8920

ir@wpcarey.com

Press Contact:

Anna McGrath

1 (212) 492-1166

amcgrath@wpcarey.com